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                                                            EXHIBIT 5.1


May 10, 2000


Viisage Technology, Inc.
30 Porter Road
Littleton, MA  01460

Ladies and Gentlemen:

  This opinion is delivered to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 10, 2000, by Viisage Technology, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said act of 923,098 shares of common stock, $0.001 par value (the "Common Stock"), of the Company.

  We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

  Based on such examination, we are of the opinion that the Shares to be issued to the Directors in lieu of cash compensation are validly authorized, legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such terms as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,



                                /s/ Finnegan, Hickey, Dinsmoor & Johnson, P.C.

                                FINNEGAN, HICKEY, DINSMOOR
                                        & JOHNSON, P.C.